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                                  EXHIBIT 11


                       DEB SHOPS, INC. AND SUBSIDIARIES


               COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

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


                                            Nine Months Ended October 31,          Three Months Ended October 31,
                                          --------------------------------        --------------------------------
                                               1997                1996                1997               1996
                                          ------------        ------------        ------------        ------------
PRIMARY

  Average shares outstanding                12,844,680          12,844,680          12,844,680          12,844,680

  Net effect of dilutive stock
  options and restricted incentive
  stock based on the treasury stock
  method using average market price            102,661                   0             122,413                   0
                                          ------------        ------------        ------------        ------------
                                            12,947,341          12,844,680          12,967,093          12,844,680
                                          ============        ============        ============        ============


Net (Loss) Income                         $    704,040        ($ 6,049,066)       $    977,587        ($ 2,458,087)

Preferred dividend paid                         41,400              13,800              41,400              13,800
                                          ------------        ------------        ------------        ------------
                                          $    662,640        ($ 6,090,466)       $    963,787        ($ 2,471,887)
                                          ============        ============        ============        ============

Per common share amount                   $       0.05        ($      0.47)       $       0.07        ($      0.19)
                                          ============        ============        ============        ============


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